Powers of Attorney

I hereby appoint Therese Johnson, CMA, Corporate Secretary of Carmina Technologies Inc. my Attorney-in-fact to sign the Form 10-KSB dated May 26, 2004, of Carmina Technologies Inc. on my behalf as Director and Director of Technology upon confirmation by me by telephone, telefax or e-mail that I have received and approved the draft Form 10-KSB.

May 26, 2004

/s/ John M. Alston

Date

John M. Alston

May 26, 2004

/s/ Tom W. Whittingham

Date

Thomas W. Whittingham

May 26, 2004

/s/ Bernard Benning

Date

Bernard Benning

May 26, 2004

/s/ Richard Day

Date

Richard M. Day

May 26, 2004

/s/ Robert d’Artois

Date

Robert d’Artois